Exhibit 10.40

TAYLOR CAPITAL GROUP, INC.

NON-EMPLOYEE DIRECTOR

NON-QUALIFIED STOCK OPTION AGREEMENT

NOTICE OF OPTION GRANT

Name of Director:

You have been granted an option to purchase shares of Common Stock (“Shares”) of Taylor Capital Group, Inc. (the “Company”) as follows:

Date of Grant:

Grant Price per Share:

Total Number of Shares Granted:

Expiration Date:

Vesting Schedule: This option may not be exercised prior to the first anniversary of the Date of Grant. Thereafter, this option may be exercised to a maximum cumulative extent of 20% of the total shares covered by this option on and after the first anniversary of the Date of Grant, 40% of the total shares on and after the second anniversary of the Date of Grant, 60% of the total shares on and after the third anniversary of the Date of Grant, 80% of the total shares on and after the fourth anniversary of the Date of Grant, and 100% of the total shares on and after the fifth anniversary of the Date of Grant.

The Optionee and the Company hereby agree that this option is granted under and governed by the terms and conditions of the 2002 Director Non-Qualified Stock Option Agreement, which is attached hereto and made an integral part hereof, and the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan. The Company and Optionee each agree to be bound by all of the terms and conditions set forth in the 2002 Director Non-Qualified Stock Option Agreement.

Taylor Capital Group, Inc.	Optionee

By:
Its:

Completed by:	Reviewed by:

TAYLOR CAPITAL GROUP, INC.

DIRECTOR NON-QUALIFIED STOCK OPTION

In consideration of the premises, mutual covenants and agreements herein, the Company and the Optionee agree as follows:

ARTICLE 1

GRANT OF OPTION

Section 1.1 Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase that number of shares of Common Stock of the Company (“Shares”) set forth in the Optionee’s Notice of Option Grant, and at the Exercise Price per Share set forth in the Notice of Option Grant, subject to the provisions of this 2002 Director Non-Qualified Stock Option Agreement (the “Agreement”).

Section 1.2 Tax Status. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.3 Subject to Plan. This Option is subject to all of the terms and conditions of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan (the “Plan”).

ARTICLE 2

VESTING

Section 2.1 Vesting Schedule. Subject to the other terms of this Agreement, the Option shall become vested and exercisable at the time or times and as to that number of Shares determined in accordance with the vesting schedule set forth in the Optionee’s Notice of Option Grant.

Section 2.2 Termination of Vesting. In the event the Optionee’s service on the Board of Directors of the Company (the “Board”) is terminated for any reason, (i) no further vesting (pro rata or otherwise) shall occur from and after the occurrence of such event, and (ii) the Option shall terminate in accordance with Article 4 hereof.

Section 2.3 Acceleration of Vesting. Notwithstanding the vesting schedule set forth in the Optionee’s Notice of Option Grant, this Option shall accelerate and become immediately vested and exercisable as to any Shares that have not otherwise vested as of the termination of the Optionee’s service on the Board by reason of the Optionee’s death, Permanent Disability or Retirement (as those terms are defined below).

Section 2.4 Definitions. For purposes of this Option, the following terms shall have the following meanings:

“Cause” shall mean termination of Optionee’s employment or service relationship with the Company or any Subsidiary by reason of (1) an act of fraud, embezzlement or theft in connection with the Optionee’s duties or in the course of the Optionee’s employment, (2) unreasonable neglect or refusal by the Optionee to perform his other duties (other than any such failure resulting from the Optionee’s incapacity due to disability), (3) the engaging by the Optionee in willful, reckless, or grossly negligent misconduct which is or may be materially injurious to the Company or any Subsidiary, or (4) the Optionee’s conviction of or plea of guilty or nolo contendere to a felony.

“Permanent Disability” shall mean Optionee’s long-term inability, as determined by a physician selected by the Compensation Committee in its sole discretion, to serve as a member of the Board by reason of illness, accident or other incapacity and the Optionee does not engage in any occupation or employment for wage or profit for which he or she is reasonably qualified by education, training, or experience.

“Retirement” shall mean the termination of the Optionee’s employment with the Company or any Subsidiary for any reason other than for Cause at or after Optionee reaches age 65 with 5 years of service.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Company.

Any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

ARTICLE 3

EXERCISE OF OPTION

Section 3.1 Right to Exercise. The Option may be exercised, to the extent then exercisable, at any time and from time to time prior to the Expiration Date. Subject to Section 6.6 hereof, this Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or, in the event of the Optionee’s Permanent Disability, by the Optionee’s legal representative or guardian, as the case may be. In the event of the Optionee’s death, to the extent this Option remains exercisable thereafter, this Option may be exercised by the Optionee’s estate or the person or persons to whom the Option passes by will or the laws of descent and distribution.

Section 3.2 Manner of Exercise. The Option may be exercised, to the extent then exercisable, by delivering written notice to the Secretary of the Company, in such form as the Company may require from time to time; provided, however, that the Option may not be exercised at any one time other than in multiples of 25 shares (unless the exercise is with respect to the remaining number of Shares as to which the Option is then exercisable). Such notice of exercise shall specify the number of Shares as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price for such Shares.

Section 3.3 Payment of Exercise Price. Payment of the Exercise Price shall be made (i) in cash or check made payable to the Company, (ii) by tendering (or certifying as to ownership of) previously acquired Shares held for at least six (6) months by the Optionee (or such longer period as may be required to avoid a charge to the Company’s earnings for financial accounting purposes) valued at Fair Market Value as of the date of delivery, or (iii) any combination of the above.

In addition, in the event that shares of common equity securities of the Company are registered under the Securities Exchange Act of 1934, payment of the Exercise Price hereunder may, in the sole discretion of the Compensation Committee, also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

Section 3.4 Withholding Taxes. Any exercise of this Option is conditioned on any applicable federal, state or local withholding taxes having been paid by Director at the appropriate time pursuant to a direct payment of cash or other readily available funds to the Company. If the Optionee does not make such payment when requested, the Company may refuse to issue any Shares under this Option until arrangements satisfactory to the Company for such payment have been made. The Director shall have the right, subject to the consent of the Compensation Committee, to satisfy all or any portion of his or her obligations under this Section 3.4 by having the Company withhold from the issuance of Shares in connection with any exercise of this Option, that number of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of the taxable event with respect to such shares, equal to the federal, state or local taxes required to be withheld by the Company with respect to such exercise; provided however, that the Fair Market Value of any shares of Common Stock withheld under this Section may not exceed the statutory minimum withholding amount required by law.

Section 3.5 Issuance of Shares. Subject to Section 3.6 hereof, upon exercise of the Option in accordance with the terms of this Agreement, the Company shall issue in the name of the Optionee the number of Shares so paid for in such exercise, in the form of fully paid and nonassessable Shares.

Section 3.6 Securities Law Considerations. If at any time during the term of the Option, the Company shall be advised by its counsel that Shares issuable upon exercise of the Option are required to be registered under the Federal Securities Act of 1933, as amended (the “1933 Act”), or under applicable state securities laws, or that delivery of such Shares must be accompanied or preceded by a prospectus meeting the requirements of the 1933 Act or of any applicable state securities laws, issuance of Shares by the Company may be deferred until such registration is effected or a prospectus available or an appropriate exemption from registration is secured. The Optionee shall have no interest in the Shares covered by this Option unless and until such Shares are issued. The Optionee agrees and acknowledges that the Option may not be exercised unless the foregoing conditions are satisfied.

ARTICLE 4

TERMINATION OF OPTION

Section 4.1 Lapse of Option. Unless earlier terminated as provided in this Article 4 or in Article 5, the Option shall terminate, and be of no force or effect after 5:00 p.m. (Central Standard or Daylight Time, which ever is in effect), on the Expiration Date specified in the Notice of Option Grant.

Section 4.2 Termination of Service on the Board. The Option shall, unless otherwise provided in the Notice of Option Grant, terminate and lapse upon a termination of Optionee’s service on the Board as follows:

(i) immediately upon a termination of Optionee’s service on the Board for Cause;

(ii) 6-months following the termination of Optionee’s service on the Board for any reason other than Cause, Death, Permanent Disability, or Retirement; or

(iii) one year following a termination of the Optionee’s service on the Board by reason of the Optionee’s death, Permanent Disability, or Retirement.

provided however that in no event shall this Option remain exercisable beyond the Expiration Date.

ARTICLE 5

CHANGE IN CONTROL; ADJUSTMENTS

Section 5.1 Consequences of a Change in Control.

(a) In the event of a Change in Control of the Company (as defined below), this Option shall become fully vested and exercisable, notwithstanding the vesting schedule prescribed under Section 2.1 hereof, as of the effective date of the Change in Control.

(b) Notwithstanding any other provision of this Plan to the contrary, whether express or implied, the Compensation Committee may, in its sole discretion, by providing at least 30-days prior written notice to the participant, elect to (i) accelerate the date of expiration of the Option to the effective date of the Change in Control and (ii) require that in lieu of the exercise of the Option, the Optionee be provided with a net payment as set forth in this Section 5.1(b). Any payments to be made to Optionee under this Section 5.1(b) shall be in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the effective date of the Change in Control over (ii) the Exercise Price per Share, multiplied by the number of Shares remaining available under this Option, less any required withholding taxes.

Payments under this Section 5.1(b) shall be made, in the sole discretion of the Company, (i) in cash, (ii) in the form of the consideration being paid to holders of shares of Common Stock in connection with such Change in Control, or (iii) any combination of the foregoing.

Section 5.2 Change in Control. For purposes of this Agreement, a “Change in Control” shall mean any of the following:

(1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Taylor Family or an Employee Stock Ownership Plan established by the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities and such person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company having a combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family; or

(2) the majority of the members of the Company’s Board of Directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company immediately prior to such appointment or election; or

(3) any reorganization, merger or consolidation (a “Reorganization”) involving the Company or the Bank unless at least 50% of the then outstanding shares of common stock of the surviving corporation is held by persons who are shareholders of the Company or the Bank, respectively, immediately prior to such Reorganization in substantially the same proportions as their ownership immediately prior to such Reorganization; or

(4) consummation of (i) a “going private” transaction of the Company within the meaning of Section 13(e) of the Exchange Act, or (ii) the sale or other disposition of all or substantially all of the assets of either the Company or the Bank, or (iii) the sale or other disposition of securities representing more than 70% of the voting power of the Bank; or

(5) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company under Section 275 of the Delaware General Corporation Law or any successor statute.

However, a Change in Control shall not occur under Paragraphs (2), (3) or (4) if the Taylor Family continues to be the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding securities of the Company (or of the Bank for a Change in Control under Subparagraphs (3), (4)(ii), or 4 (iii) involving the Bank), and no other person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company (or the Bank for a Change in Control under Subparagraphs (3), (4)(ii) or 4(iii) involving the Bank) having combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family.

For purposes of this definition of Change in Control, the Taylor Family means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

For purposes of this definition of Change in Control the Company means Taylor Capital Group, Inc. or any successor entity, and the Bank means Cole Taylor Bank or any successor entity.

For purposes of this definition of Change in Control, Employee Stock Ownership Plan means a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code and is sponsored by the Company (or a member of its controlled group, as determined under Section 414(b) of the Internal Revenue Code).

The term “Exchange Act” means the Securities Exchange Act of 1934. The terms “beneficial owner” and “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

The term “outstanding securities” when used in the context of the “combined voting power of the Company’s then outstanding securities” shall mean only the common stock of the Company and securities convertible into such common stock.

Section 5.3 Adjustments. This Option shall be subject to adjustment as provided in Section 10 of the Plan.

Section 5.4 Binding Nature of Adjustments. Adjustments under this Article 5 will be made by the Compensation Committee, whose determination as to what adjustments, if any, will be made, will be final, binding and conclusive. No fractional shares will be issued pursuant to the Option on account of any such adjustments.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Administration. This Option shall be administered by the Compensation Committee or its delegate as provided in Section 3 of the Plan.

Section 6.2 No Guarantee of Employment or Service; Compensation. Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company or any Subsidiary and the Optionee. Any benefit derived under the Agreement shall not be considered normal or expected compensation for purposes of calculating any severance, resignation, bonus, pension, retirement or similar payments or benefits.

Section 6.3 No Rights of a Shareholder. The Optionee shall not have any of the rights of a shareholder of the Company with respect to the Shares that may be issued upon the exercise of the Option until such time as the Shares are issued to the Optionee following an exercise. No adjustment shall be made for dividends or other distributions made by the Company to its shareholders or other rights for which the record date is prior to the date on which the Optionee is admitted as a shareholder with respect to Shares that may be issued upon the exercise of the Option.

Section 6.4 The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Section 6.5 Optionee. Whenever the word “Optionee” is used in any provision of this Agreement, under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person.

Section 6.6 Nontransferability of Option. Except as provided in Section 3.1 and in this Section 6.6, this Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by him or her. Subject to the prior consent of the Compensation Committee, this Option may transferred, in whole or in part, to a spouse or lineal descendant of the Optionee (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are the Optionee and/or Family Members, or any other entity affiliated with the Optionee that may be approved by the Compensation Committee. Subsequent transfers of this Option shall be prohibited except in accordance with this Section 6.6. All terms and conditions of this Option, including provisions relating to the termination of the Optionee’s employment or service with the Company, shall continue to apply following a transfer made in accordance with this Section 6.6.

Section 6.7 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Section 6.8 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Section 6.9 Conflicts. In the event of any conflict between the terms of this Agreement and the Optionee’s Notice of Option Grant, the terms of such Notice of Option Grant shall control.

Section 6.10 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).